UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

INDUS REALTY TRUST, INC.

(Name of Registrant as Specified In Its Charter)

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INDUS Files Preliminary Proxy Statement for Acquisition by Affiliates of Centerbridge and GIC

NEW YORK, NEW YORK (March 31, 2023) – INDUS Realty Trust, Inc. (Nasdaq: INDT) (“INDUS” or the “Company”) today announced that it has filed its preliminary proxy statement with the U.S. Securities and Exchange Commission in connection with the previously announced definitive merger agreement under which affiliates of Centerbridge Partners, L.P. (“Centerbridge”), a global private investment firm with deep experience in real estate, and GIC, a global institutional investor, have agreed to acquire all of the outstanding shares of the Company in an all-cash transaction valued at approximately $868 million. In addition, Centerbridge has informed INDUS that, in connection with the signing of the definitive merger agreement, a wholly owned subsidiary of the Abu Dhabi Investment Authority (“ADIA”) has agreed to become a strategic investor alongside Centerbridge in the ownership of INDUS post-closing. INDUS is committed to completing the transaction on the agreed price and terms as promptly as practicable.

The preliminary proxy statement contains important information including the background of, and reasons for, the proposed transaction.

Michael Gamzon, President and CEO of INDUS, commented, “We are pleased to have filed the preliminary proxy and continue on our path to closing the merger. As we stated previously, this transaction delivers immediate and significant value to our stockholders, and we believe it validates the quality of the platform and portfolio we have built over INDUS’ long history.”

Adam Gallistel, Head of Americas Real Estate, GIC, said, “GIC sees strong, long-term stability in the industrial sector, particularly in light of increased inventory amounts, the on-shoring of supply chains and continued e-commerce adoption. As a high-quality industrial portfolio, INDUS represents another strong acquisition for GIC’s growing portfolio of investments in the U.S. industrial sector. We look forward to supporting the business alongside our like-minded partner, Centerbridge.”

Commenting on the announced acquisition, Billy Rahm, Global Head of Real Estate at Centerbridge said, “We are excited to partner with ADIA and GIC. We remain confident in the long-term, secular thesis supporting investment in industrial real estate. The INDUS portfolio represents a compelling example of that thesis.”

Mohamed Al Qubaisi, Executive Director of the Real Estate Department at ADIA, said, “The logistics sector is an essential part of the supply chain and plays a vital role in the global economy. As onshoring gains momentum in the U.S. economy, firms are resizing their distribution and manufacturing needs with increased inventory capacity. We are excited to partner with Centerbridge in its investment in this high-quality portfolio and take advantage of market opportunities within the evolving U.S. industrial space.”

The transaction is expected to close in the summer of 2023 and is subject to customary closing conditions, including approval by a majority of the shares of INDUS common stock outstanding and certain regulatory approvals as set forth in the merger agreement.

About INDUS (Nasdaq: INDT)

INDUS is a real estate business principally engaged in developing, acquiring, managing, and leasing industrial/logistics properties. INDUS owns 42 industrial/logistics buildings aggregating approximately 6.1 million square feet in Connecticut, Pennsylvania, North Carolina, South Carolina, and Florida.

About Centerbridge

Centerbridge Partners, L.P. is a private investment management firm employing a flexible approach across investment disciplines — Private Equity, Private Credit and Real Estate — in an effort to develop the most attractive opportunities for its investors. The firm was founded in 2005 and as of January 31, 2023 has approximately $36 billion in capital under management with offices in New York and London. Centerbridge is dedicated to partnering with world-class management teams across targeted industry sectors and geographies. For more information, please visit www.centerbridge.com.

About GIC

GIC is a leading global investment firm established in 1981 to secure Singapore’s financial future. As the manager of Singapore’s foreign reserves, GIC takes a long-term, disciplined approach to investing, and is uniquely positioned across a wide range of asset classes and active strategies globally. These include equities, fixed income, real estate, private equity, venture capital, and infrastructure. The firm’s long- term approach, multi-asset capabilities, and global connectivity enable them to be an investor of choice. GIC seeks to add meaningful value to its investments. Headquartered in Singapore, GIC has a global talent force of over 1,900 people in 11 key financial cities and has investments in over 40 countries. Further information is available at https://www.gic.com.sg.

About ADIA

Established in 1976, the Abu Dhabi Investment Authority (ADIA) is a globally-diversified investment institution that prudently invests funds on behalf of the Government of Abu Dhabi through a strategy focused on long-term value creation. For more information: https://www.adia.ae.

Additional Information and Where to Find It

In connection with the proposed transaction, on March 31, 2023, the Company filed with the U.S. Securities and Exchange Commission (“SEC”) a preliminary proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed transaction. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT THE COMPANY FILES WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The definitive proxy statement, the preliminary proxy statement and any other documents filed by the Company with the SEC (when available) may be obtained free of charge at the SEC’s website at www.sec.gov or by accessing the Investor Relations section of the Company’s website at https://www.indusrt.com.

Cautionary Statement Regarding Forward-Looking Statements

Some of the statements contained in this release constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in this release reflect the Company’s current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances, many of which are beyond the control of the Company, that may cause actual results and future events to differ significantly from those expressed in any forward-looking statement, which risks and uncertainties include, but are not limited to: the ability to complete the proposed transaction on the proposed terms or on the anticipated timeline, or at all, including risks and uncertainties related to securing the necessary stockholder approval and satisfaction of other closing conditions to consummate the proposed transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement relating to the proposed transaction; risks that the proposed transaction disrupts the Company’s current plans and operations or diverts the attention of the Company’s management or employees from ongoing business operations; the risk of potential difficulties with the Company’s ability to retain and hire key personnel and maintain relationships with customers and other third parties as a result of the proposed transaction; the failure to realize the expected benefits of the proposed transaction; the risk that the proposed transaction may involve unexpected costs and/or unknown or inestimable liabilities; the risk that the Company’s business may suffer as a result of uncertainty surrounding the proposed transaction; the risk that stockholder litigation in connection with the proposed transaction may affect the timing or occurrence of the proposed transaction or result in significant costs of defense, indemnification and liability; effects relating to the announcement of the transaction or any further announcements or the consummation of the transaction on the market price of the Company’s common stock.

While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance or events. Any forward-looking statement speaks only as of the date on which it was made. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 6, 2023, as updated by the Company’s subsequent periodic reports filed with the SEC.

CONTACT:

Ashley Pizzo

Vice President, Capital Markets & Investor Relations

(212) 218-7914

apizzo@indusrt.com

Jon Clark

Executive Vice President, Chief Financial Officer

(860) 286-2419

jclark@indusrt.com